UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2020

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 250, San Diego, CA 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 369-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00000002 par value	MEIP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On November 10, 2020, MEI Pharma, Inc. (the “Company”), entered into an At-The-Market Equity Offering Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated and Credit Suisse Securities (USA) LLC, as sales agents, pursuant to which the Company may sell, from time to time, an aggregate of up to $60,000,000 of its common stock, par value $0.00000002 per share (the “Shares”).

The Shares may be issued and sold from time to time through the sales agents pursuant to the Company’s shelf Registration Statement on Form S-3 (Reg. No. 333-238056 ). The Company has filed a prospectus supplement, dated November 10, 2020, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with respect to the Shares. Sales of the Shares, if any, under this prospectus supplement may be made in transactions that are deemed to be “at the market offerings” pursuant to Rule 415 under the Securities Act of 1933, as amended, including by means of ordinary brokers’ transactions on the Nasdaq Capital Market at market prices, in block transactions, or as otherwise agreed upon by the applicable sales agent and us.

The Company will pay the applicable sales agent a commission of up to 3% of the gross sales price per share for any Shares sold through such sales agent under the Sales Agreement. We have provided the sales agents with customary indemnification and contribution rights.

The foregoing description is qualified in its entirety by reference to the Sales Agreement, a copy of which is included as Exhibit 1.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Sales Agreement dated November 10, 2020

5.1	Opinion of Morgan, Lewis & Bockius LLP

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: November 10, 2020